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EXHIBIT 10

                                  [PR&E LOGO]

                                 AUGUST 9, 1999

To our Securityholders:

     I am pleased to inform you that on August 2, 1999, Pacific Research & Engineering Corporation ("PR&E") entered into an Agreement and Plan of Merger with Harris Corporation. Pursuant to this merger agreement, a subsidiary of Harris Corporation is commencing a cash tender offer to purchase (i) all outstanding shares of Common Stock (the "Shares") at a purchase price of $2.35 per share, (ii) all issued and outstanding warrants issued by PR&E pursuant to a Warrant Agreement entered into with Wells Fargo Bank N.A. (the "Shareholder Warrants") at a purchase price of $0.15 per warrant, (iii) all issued and outstanding warrants issued to representatives of Nutmeg Securities, Ltd. (the "Representative Warrants") at a price of $0.15 per each share underlying such warrants, and (iv) the issued and outstanding warrant issued to John W. Barrett (the "Executive Warrant") at a purchase price of $0.15 per each share underlying the warrant. Following completion of the tender offer, upon the terms and subject to the conditions of the merger agreement, the Harris Corporation subsidiary will be merged with and into PR&E, and (i) each Share that is issued and outstanding not purchased in the tender offer (other than Shares owned by PR&E or Shares held by shareholders who perfect their dissenters' rights under the California General Corporation Law) will be canceled and converted into the right to receive $2.35 in cash, without interest, (ii) each Shareholder Warrant that is issued and outstanding not purchased in the tender offer (other than any Shareholder Warrants owned by the PR&E) shall no longer be exercisable into the right to receive Shares, but shall become exercisable into the right to receive $2.35 in cash, without interest, upon exercise of the Shareholder Warrant and payment by the holder of the $8.00 per Share exercise price, (iii) each Representative Warrant that is issued and outstanding not purchased in the tender offer (other than any Representative Warrants owned by PR&E) shall no longer be exercisable into the right to receive Shares or Shareholder Warrants, but shall become exercisable into the right to receive (A) for each Share underlying the Representative Warrant, $2.35 in cash, without interest, upon exercise of the Representative Warrant and payment by the holder of the $8.52 per Share exercise price for each Share and (B) for each Shareholder Warrant underlying the Representative Warrant, $0.15 in cash, without interest, upon exercise of the Representative Warrant and payment by the holder of the $0.155 per Shareholder Warrant exercise price for each Shareholder Warrant, and (iv) if outstanding prior to the Effective Time, the Executive Warrant shall no longer be exercisable into the right to receive Shares, but shall become exercisable into the right to receive for each Share underlying the Executive Warrant, $2.35 in cash, without interest, upon exercise of the Executive Warrant and payment of the $4.68 per Share exercise price for each Share.

     THE BOARD OF DIRECTORS OF PR&E HAS DETERMINED THAT THE TENDER OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF PR&E SECURITYHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE TENDER OFFER AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SECURITYHOLDERS OF PR&E ACCEPT THE TENDER OFFER AND TENDER THEIR SHARES AND WARRANTS THEREUNDER.

     In arriving at its recommendation, the Board gave careful consideration to the factors described in the attached Solicitation/Recommendation Statement on
Schedule 14D-9 (the "Schedule 14D-9") that is being filed today with the United States Securities and Exchange Commission.

     Accompanying this letter, in addition to the attached Schedule 14D-9 relating to the tender offer, is the Offer to Purchase, dated August 9, 1999, of the Harris Corporation subsidiary making the tender offer together with related materials including a Letter of Transmittal to be used for tendering your shares and warrants. These documents set forth the terms and conditions of the offer and the merger, provide detailed information about the transactions and include instructions as to how to tender your shares and warrants. I urge you to read the enclosed materials carefully.
                                            Very truly yours,

                                            Jack Williams
                                            Chairman and Chief Executive Officer